              As filed with the Securities and Exchange Commission
                               on August 1, 1995
                                                  Registration No. _____________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      PARAMETRIC TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Massachusetts                                 04-2866152
-------------------------------                  ----------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification Number)

       128 Technology Drive, Waltham, MA                 02154
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)        (Zip Code)

                   RASNA CORPORATION 1988 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                             (Full title of Plan)

                              James F. Kelliher
                          Vice President of Finance
                      Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02154
--------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (617) 398-5554
--------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                Proposed
                                          Proposed              maximum
Title of securities    Amount to be       maximum offering      aggregate offering      Amount of
 to be registered      registered         price per share       price                   registration fee
Common Stock,          651,596 shares(1)       $52.25(2)        $34,045,891(2)               $11,739.96
$.01 par value
--------------------------------------------------------------------------------------------------------

(1)  To be offered by the Registrant pursuant to the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on July 25, 1995.

                                         Page 1 of 15 Pages
                                         Exhibit Index on page 6

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A, filed on October 26, 1989, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
-----------------------------------

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     Not Applicable.


Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Restated Articles of Organization provides that the Registrant shall indemnify directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant as a director or officers of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant.

     The Registrant's Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

     The Registrant's Restated Articles of Organization also provide that, in the event of a determination by the Board of Directors or independent legal counsel that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Registrant's Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General laws prohibits the elimination or limitation of such liability.


Item 7. Exemption from Registration Claimed.
--------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
------------------

     See Exhibit Index immediately following signature pages.

Item 9.  Undertakings.
----------------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 31st day of July, 1995.

                                    PARAMETRIC TECHNOLOGY CORPORATION


                                    By  /s/ C. Richard Harrison
                                      -----------------------------------------
                                      C. Richard Harrison
                                      President and Chief Operating Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute and appoint Steven C. Walske, Steven N. Farber and Martha L. Durcan and each of them singly, our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 and any and all other documents in connection herewith, hereby ratifying and confirming our signatures as they may be signed by any of said attorneys pursuant hereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                    Title               Date
     ---------                    -----               ----
/s/ Steven C. Walske       Director and            July 31, 1995
-------------------------  Principal
Steven C. Walske           Executive Officer


/s/ Robert N. Goldman      Director                July 31, 1995
-------------------------
Robert N. Goldman

/s/ Donald K. Grierson     Director                July 31, 1995
-------------------------
Donald K. Grierson

/s/ C. Richard Harrison    Director                July 31, 1995
-------------------------
C. Richard Harrison

/s/ Michael E. Porter      Director                July 31, 1995
-------------------------
Michael E. Porter

/s/ Noel G. Posternak      Director                July 31, 1995
-------------------------
Noel G. Posternak

/s/ James F. Kelliher      Principal Financial     July 31, 1995
-------------------------  and Accounting Officer
James F. Kelliher

                                 EXHIBIT INDEX


Exhibit
Number                   Description                                Page
-------                  -----------                                ----

4.1        Restated Articles of Organization of                       *
           the Registrant. Filed as Exhibit 3.4
           to the Annual Report on Form 10-K for
           the fiscal year ended September 30, 1993
           and incorporated herein by reference.

4.2        By-Laws, as amended and restated, of the                   *
           Registrant.  Filed as Exhibit 3.2 to the
           Annual Report on Form 10-K for the fiscal year
           ended September 30, 1990 and incorporated herein
           by reference.

5.1        Opinion of Palmer & Dodge.

24.1       Consent of Palmer & Dodge
           (included in Exhibit 5.1).

24.2       Consent of Price Waterhouse LLP.

25.1       Power of Attorney (contained on signature page hereto).

99.1       Rasna Corporation 1988 Stock Option Plan

___________
*Incorporated by reference